UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☑ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

MAGNOLIA SOLAR CORPORATION

(Name of Registrant as Specified in its Charter)

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MAGNOLIA SOLAR CORPORATION

54 Cummings Park, Suite 316

Woburn, MA, 01801

Dear Magnolia Solar Stockholders:

You are cordially invited to attend a Special Meeting of stockholders of Magnolia Solar Corporation, a Nevada corporation, which is referred to herein as “Magnolia Solar,” “MSC,” the “Company,” “we,” “us” or “our,” to be held at 9 a.m., local time, on February 22, 2016, at the corporate offices of MSC, located at 54 Cummings Park, Suite 316, Woburn, MA, 01801.

On January 29, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EcoArk, Inc., a Delaware corporation that we refer to as EcoArk. Pursuant to the Merger Agreement, EcoArk will merge with and into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). EcoArk will be the surviving entity (sometimes referred to as the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and EcoArk shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and EcoArk shall become the debts, liabilities, and duties of the Surviving Corporation.

The completion of the Merger is subject to a number of conditions, including proposals to amend our articles of incorporation contained in this proxy statement. We are sending you this proxy statement to invite you to attend a Special Meeting of MSC stockholders being held to vote on these proposals and to ask you to vote at the Special Meeting in favor of the proposals.

The proposals that must be approved in order for the Merger to be consummated are the following:

1.	To approve an amendment to our Articles of Incorporation to effect a change in the name of our company from Magnolia Solar Corporation to EcoArk Holdings, Inc.;

2.	To approve an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of one-for-two hundred fifty shares (1 for 250);

3.	To approve an amendment to our Articles of Incorporation to effect an increase in the number of our authorized shares of common stock, par value $0.001 per share, to 100,000,000;

4.	To approve an amendment to our Articles of Incorporation to effect the creation of 5,000,000 shares of “blank check” preferred stock; and

5.	To approve the adjournment of the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve the Charter Proposals, which is referred to herein as the adjournment proposal.

We cannot complete the Merger unless the MSC stockholders approve the above proposals (collectively, the “Proposals”) which, with the exception of Proposal 5, we refer to as the Charter Proposals. We are seeking approval of the Proposals at the Special Meeting of stockholders of MSC to be held on February 22, 2016. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the MSC Special Meeting in person, please submit your voting instructions as promptly as possible by signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the MSC Special Meeting. A failure to vote your shares is the equivalent of a vote against the Charter Proposals and consequently the Merger.

Under Nevada law, if the Proposals are approved, holders of shares of MSC common stock will not have the right to seek appraisal of the fair value of their shares.

Revocation of Proxies or Voting Instructions

You have the power to revoke your proxy at any time before your proxy is voted at the Special Meeting. You can revoke your proxy or voting instructions in one of four ways:

•	you can grant a new, valid proxy bearing a later date;

•	you can send a signed notice of revocation;

•	if you are a holder of record of our common stock on the record date for the Special Meeting, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given; or

•	if your shares of our common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

The MSC board of directors determined that the Proposals and related matters are advisable and in the best interests of MSC and its stockholders, and the MSC board of directors recommends that the MSC stockholders vote “FOR” each of the Proposals to be submitted to the MSC stockholders at the MSC Special Meeting.

More information about MSC, the Proposals and the Merger is contained in this proxy statement. We encourage you to read this entire proxy statement carefully.

We thank you for your continued support of MSC and look forward to the successful Merger.

Dr. Ashok K. Sood

Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Proposals or the Merger, passed upon the merits or fairness of the Proposals or the Merger, or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated January 29, 2016, and is first being mailed to MSC stockholders on or about February 8, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 22, 2016.

Our Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 are enclosed with this mailing and are also available at http://www.magnoliasolar.com

MAGNOLIA SOLAR CORPORATION

54 Cummings Park, Suite 316

Woburn, MA, 01801

NOTICE OF SPECIAL MEETING OF STOCKHOLDER

TO BE HELD ON February 22, 2016

NOTICE IS HEREBY GIVEN that the Special Meeting of shareholders of Magnolia Solar Corporation, a Nevada corporation, which is often referred to herein as MSC, will be held at 9 a.m., local time, on February 22, 2016 at the corporate offices of MSC, located at 54 Cummings Park, Suite 316, Woburn, MA, 01801, to consider and vote upon the following proposals:

1.	To approve an amendment to our Articles of Incorporation to effect a change in the name of our company from Magnolia Solar Corporation to EcoArk Holdings, Inc.;

2.	To approve an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of one-for-two hundred and fifty shares (1 for 250);

3.	To approve an amendment to our Articles of Incorporation to effect an increase in our the number of authorized shares of common stock, par value $0.001 per share, to 100,000,000;

4.	To approve an amendment to our Articles of Incorporation to effect the creation of 5,000,000 shares of “blank check” preferred stock; and

5.	To approve the adjournment of the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve the Charter Proposals, which is referred to herein as the adjournment proposal.

Proposals 1 through 4 are at times referred to herein as the Charter Proposals, and all proposals are at times referred to as the Proposals.

These matters are described more fully in the accompanying proxy statement, which MSC shareholders are urged to read thoroughly. The MSC board of directors determined that the Charter Proposals and related matters are advisable and in the best interests of MSC and its stockholders, and the MSC board of directors recommends that the MSC stockholders vote “FOR” each of the Charter Proposals to be submitted to the MSC stockholders at the MSC Special Meeting.

All MSC shareholders are cordially invited to attend this Special Meeting with proper identification and, if applicable, acceptable proof of ownership, although only holders of record of MSC common stock at the close of business on February 5, 2016 (the “Record Date”), will be entitled to receive notice of, and to vote at, the MSC Special Meeting, or any adjournment or postponement thereof. On the Record Date, we anticipate that there were issued and outstanding and entitled to vote 49,004,912 shares of common stock, each of which is entitled to vote one vote on each Proposal at the MSC Special Meeting.

A quorum is necessary to hold a valid Special Meeting. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting are present, in person or by proxy. If a quorum is not present at the Special Meeting, the Company expects the presiding officer to adjourn the Special Meeting in order to solicit additional proxies. Abstentions will be counted as present for purposes of determining whether a quorum is present.

A list of shareholders entitled to receive notice of and vote at the MSC Special Meeting will be available in MSC’s offices located at 54 Cummings Park, Suite 316, Woburn, MA, 01801, during ordinary business hours for the ten-day period preceding the date of the MSC Special Meeting. A shareholder list will also be available at the MSC Special Meeting.

Approval of the Charter Proposals requires the affirmative vote of holders of a majority of the outstanding shares of MSC common stock, hereinafter referred to as the MSC Shareholder Approval.

In connection with MSC’s solicitation of proxies for the Special Meeting, MSC began mailing the accompanying proxy statement and proxy card on or about February 8, 2016. Whether or not you expect to attend the MSC Special Meeting in person, please submit your voting instructions as promptly as possible by signing and returning all proxy cards that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the MSC Special Meeting. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of MSC common stock who is present at the Special Meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before its exercise at the MSC Special Meeting in the manner described in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Dr. Ashok K. Sood

Chief Executive Officer and President

Magnolia Solar Corporation

January 29, 2016

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR VOTING INSTRUCTIONS USING ONE OF THE METHODS ABOVE TO ENSURE THAT YOUR VOTE WILL BE COUNTED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE AT THE MSC SPECIAL MEETING BY FOLLOWING THE PROCEDURES OUTLINED IN THE ACCOMPANYING PROXY STATEMENT. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD.

INFORMATION ABOUT ATTENDING THE MSC SPECIAL MEETING

Only shareholders of record on the record date of February 5, 2016 are entitled to notice of and to attend or vote at the MSC Special Meeting. If you plan to attend the MSC Special Meeting in person, please bring the following:

1. Proper identification.

2. Acceptable Proof of Ownership if your shares are held in street name.

Street name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker stating that you beneficially owned MSC stock on the record date or (b) an account statement showing that you beneficially owned MSC stock on the record date.

MAGNOLIA SOLAR CORPORATION

54 Cummings Park, Suite 316

Woburn, MA, 01801

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Magnolia Solar Corporation (“MSC”, the “Company”, “we”, “our”, or “us”) in connection with a special meeting of shareholders of the Company to be held on February 22, 2016 at 9 a.m. (local time) at the Company’s corporate offices, 54 Cummings Park, Suite 316, Woburn, Massachusetts, 01801 (the “Special Meeting”).

Additional copies of this proxy statement, an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, a notice of meeting, form of proxy, and directions to be able to attend the meeting and vote in person, may be obtained from the Company's Secretary, 54 Cummings Park, Suite 316, Woburn, Massachusetts, 01801.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Special Meeting is being solicited by the directors of the Company. If you choose to vote, please mark, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a shareholder attending the Special Meeting, withdrawing the proxy and voting in person.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

VOTING SECURITIES

The close of business on February 5, 2016 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Special Meeting. On that date we anticipate there were issued and outstanding and entitled to vote 49,004,912 shares of common stock, each of which is entitled to one vote on each Proposal at the Special Meeting.

Pursuant to our Articles and bylaws, in addition to Nevada law, the vote of a majority of the shares of common stock issued and outstanding as of the record date will be required to approve an amendment to the Company’s Articles of Incorporation.

The presence, in person or by properly executed proxy, of the holders of shares of common stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum. Holders of shares of common stock represented by a properly signed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Special Meeting as to any proposal as to which the brokers do not have voting instructions and discretion. These missing votes are known as “broker non-votes.”

TABLE OF CONTENTS

Page
SUMMARY TERM SHEET	2
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	8

SPECIAL FACTORS
Description and Effects of the Merger	9
Background of the Merger	9
MSC’s Reasons for the Charter Proposals and the Merger, and the Recommendation of the Board of Directors	9
Accounting Treatment	9
Regulatory Approvals Required for the Merger	9

THE MERGER AGREEM	10
The Merger; Merger Shares	10
Closing and Effective Time of the Merger	11
MSC Stockholder Approval	11
MSC Approval
EcoArk Stockholder Approval
EcoArk Approval
Representations and Warranties	11
Pre-Closing Covenants	13
Post-Closing Covenants	13
Conditions to the Completion of the Merger	14
Termination	14
Termination Fees
Expenses	14

THE SPECIAL MEETING	15
Date, Time and Place	15
Purpose of the Special Meeting	15
Recommendations of the Board of Directors of Magnolia Solar Corporation	15
Record Date; Stock Entitled to Vote	15
Quorum	15
Required Vote	15
Abstentions, Failures to Vote and Broker Non-Votes	15
Voting at the Special Meeting	16
Revocation of Proxies or Voting Instructions	16
Solicitation of Proxies	16
Adjournments and Postponements	16

PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING	17
The Change in the Company’s Name (Item 1 on the Proxy Card)	18
Approval of a Reverse Stock Split (Item 2 on the Proxy Card)	19
The Increase in the Company’s Authorized Common Stock (Item 3 on the Proxy Card)	20
The Creation of Blank Check Preferred Stock (Item 4 on the Proxy Card)	21
The Adjournment (Item 5 on the Proxy Card)	22

IMPORTANT INFORMATION REGARDING THE COMPANY	23
Business	23
Executive Officers and Directors of the Company	24
Legal Proceedings	24
Market for Common Equity and Related Stockholder Matters	24
Certain Relationships and Related Transactions	24
Security Ownership of Certain Beneficial Owners and Management	26

DESCRIPTION OF SECURITIES	25
Financial Statements	26

MANAGEMENT’S DISCUSSION AND ANALYSIS	27
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	31
OTHER MATTERS	31
WHERE YOU CAN FIND MORE INFORMATION	31

ANNEXES

Annex A – Merger Agreement
Annex B – Annual Report on Form 10-K for the year ended December 31, 2014
Annex C – Quarterly Report on Form 10-Q for the quarter ended September 30, 2015

ABOUT THIS DOCUMENT

This document, which was filed with the Securities and Exchange Commission (referred to herein as the “SEC”), constitutes a proxy statement of Magnolia Solar Corporation, sometimes referred to herein as “Magnolia Solar,” “MSC,” “we,” “us” or the “Company,” under Section 14(a) of the Securities Exchange Act of 1934, which is referred to herein as the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the Special Meeting of MSC’s stockholders (the “Special Meeting”) to consider and vote upon the proposals referenced herein.

You should rely only on the information contained or incorporated by reference in this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference in, this proxy statement. This proxy statement is dated January 29, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, or that the information incorporated by reference in this proxy statement is accurate as of any date other than the date of such incorporated documents. The mailing of this proxy statement to MSC stockholders will not create any implication to the contrary.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such solicitation in such jurisdiction.

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SUMMARY TERM SHEET

This summary term sheet highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you. MSC urges you to read carefully the remainder of this proxy statement, including the attached annex, and the other documents to which MSC has referred you because this section does not provide all the information that might be important to you. See also the section entitled “Where You Can Find More Information” beginning on page - 31 -.

Description and Effects of the Merger

On January 29, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EcoArk, Inc., a Delaware corporation that we refer to as EcoArk. Pursuant to the Merger Agreement, EcoArk will merge with and into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). EcoArk will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and EcoArk shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and EcoArk shall become the debts, liabilities, and duties of the Surviving Corporation.

The Merger will have no effect on the market for the tradability of the shares of common stock of MSC, though the current ticker symbol for its shares is expected to be changed if and when its stockholders approve the change in its name (see Proposal 1). The Merger Agreement is attached as Annex A to this proxy statement.

MSC and EcoArk expect to complete the Merger in the first quarter of 2016. However, the Merger is subject to certain approvals, including but not limited to all the Charter Proposals, and certain other conditions. As a result, it is possible that factors outside the control of MSC and EcoArk could result in the Merger being completed at a later time, or not at all.

The Parties to the Merger

MSC

Magnolia Solar Corporation

54 Cummings Park, Suite 316

Woburn, MA 01801

Attention: Dr. Ashok K. Sood, Chief Executive Officer and President

Telephone: 1 (781) 497-2900

MSC was incorporated as a Nevada corporation on November 19, 2007. On December 31, 2009, MSC entered into an Agreement of Merger and Plan of Reorganization with Magnolia Solar, Inc., a privately held Delaware corporation (“MSI”), whereby MSC acquired MSI. Following the acquisition of MSI, MSC discontinued its former business and adopted the business of MSI as MSC’s sole line of business.

MSC is principally engaged in the development and commercialization of its nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. MSC believes that this technology has the potential to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to possibly further increase the solar cell's performance. If these goals are met, there is the potential of significantly reducing the cost per watt. MSC is a development stage company and to date has not generated material revenues or earnings as a result of its activities.

MAGNOLIA SOLAR ACQUISITION CORPORATION

54 Cummings Park, Suite 316

Woburn, MA 01801

Attention: Dr. Ashok K. Sood, Chief Executive Officer and President

Telephone: 1 (781) 497-2900

Magnolia Solar Acquisition Corporation., a Delaware corporation (the “Merger Sub”), was formed on January 28, 2016 for the sole purposes of consummating the Merger.

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ECOARK, INC.

3333 Pinnacle Hills Pkwy

Suite 220

Rogers, AR 72758

Telephone: (479) 259-2977

Founded in 2011, EcoArk, Inc. is an innovative and growth-oriented company developing and deploying intelligent technologies and consumer products in order to meet the demand for sustainable, integrated solutions to contemporary business needs.

EcoArk consists of four subsidiaries and one division which bring together best-in-class technologies, product solutions, and industry professionals to address a 350B dollar market opportunity. The Company’s operations and acquisitions are guided by a sustainability policy emphasizing the “triple bottom line” of social, economic, and environmental responsibility. EcoArk provides recurring revenue, increased profits, and sustainable growth by bringing a comprehensive suite of proprietary, patented products and services to a ready marketplace of thousands of businesses and over 300 million consumers.

EcoArk is comprised of five operating entities – Intelleflex (ZEST software), EcoArk360, Eco3D, Pioneer Products, and the EcoArk Management Company. Collectively, these entities will enable EcoArk to emerge as a leader in big data analytics, tethered data solutions, Zero Waste processes, and global waste reduction.

The Merger Agreement

The Merger Agreement is included as Annex A hereto. The Board encourages you to read carefully the Merger Agreement in its entirety. It is the principal document governing the Merger and the related transactions.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are answers to some questions that you, as a shareholder of MSC, may have regarding the Charter Proposals and the other matters being considered at the Special Meeting of shareholders of MSC, which is referred to herein as the Special Meeting or the MSC Special Meeting. MSC urges you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Charter Proposals and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	The board of directors of MSC is soliciting your proxy to vote at the MSC Special Meeting of shareholders because you owned shares of MSC common stock at the close of business on February 5, 2016, the record date for the MSC Special Meeting, and are therefore entitled to vote at the MSC Special Meeting. This proxy statement, along with a proxy card or a voting instruction card, is being mailed to shareholders on or about February 8, 2016. This proxy statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. You do not need to attend the Special Meeting in person to vote your shares of MSC common stock.

In order to complete the Merger, MSC shareholders must vote to approve the Charter Proposals, and all other conditions to the Merger must be satisfied or waived.

Q:	When and where will the Special Meeting be held?

A:	The MSC Special Meeting will be held at 9 a.m., local time, on February 22, 2016 at the corporate offices of MSC, located at 54 Cummings Park, Suite 316, Woburn, MA 01801.

Q:	On what matters will I be voting?

A:	You are being asked to approve amendments to our Articles of Incorporation to effect: (i) a change in the name of our company from Magnolia Solar Corporation to EcoArk Holdings, Inc.; (ii) a reverse stock split of our common stock by a ratio of one-for-two hundred fifty shares; (iii) an increase in our the number of authorized shares of common stock to 100,000,000; and (iv) the creation of 5,000,000 shares of “blank check” preferred stock. We refer to these proposals as the Charter Proposals. We cannot consummate the closing of the Merger Agreement unless all the Charter Proposals are approved.

A copy of the Merger Agreement is attached to this proxy statement as Annex A.

In addition you are also being asked to vote on a proposal to adjourn the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of any one or more of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve any of the Charter Proposals, which is referred to herein as the adjournment proposal.

Q:	What consideration will MSC shareholders receive if the Merger is completed?

A:	There will be no consideration issued or issuable to the MSC shareholders in the Merger. MSC will upon closing of the Merger issue that number of shares to EcoArk shareholders as shall be equal to approximately ninety-five percent (95%) of all the shares of MSC common stock, calculated on a fully diluted basis, in consideration by the transfer by EcoArk to MSC of all issued and outstanding shares of EcoArk.

Q:	How does the MSC board of directors recommend that I vote?

A:	The MSC board of directors urges MSC shareholders to vote “FOR” the Charter Proposals and, if necessary, vote “FOR” the adjournment proposal. You should read “Special Factors—MSC’s Reasons for the Charter Proposals and the Merger and Recommendation of the Board of Directors” beginning on page 9 for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the Charter Proposals.

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Q:	How do I vote?

A:	After you have carefully read this proxy statement and have decided that you wish to vote your shares of MSC common stock, please vote your shares promptly.

Shareholders of Record

If your shares of MSC common stock are registered directly in your name with MSC’s transfer agent, Island Stock Transfer, you are the shareholder of record of those shares and these proxy materials have been mailed to you by MSC. Your vote authorizes Yash Puri, as your proxy, with the power to appoint his substitute, to represent and vote your shares as you directed. Please complete, date and sign your proxy card and return it in the postage-paid envelope provided.

Only the latest dated proxy received from you will be voted at the MSC Special Meeting. You may also vote in person at the MSC Special Meeting.

Beneficial Owners

If your shares of MSC common stock are held in a stock brokerage account, by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or nominee that is considered the holder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee to sign and return a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card directly to MSC or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. Further, brokers, banks and nominees who hold shares of MSC common stock on your behalf may not give a proxy to MSC to vote those shares without specific instructions from you.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “If I am a beneficial owner of shares of MSC common stock, what happens if I don’t provide voting instructions? What is discretionary voting? What is a broker non-vote?”

Q:	What vote is required to approve each proposal?

A:	Approval of the Charter Proposals requires the affirmative vote of holders of a majority of the outstanding shares of MSC common stock.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of MSC common stock present in person or represented by proxy at the Special Meeting.

Q:	How many votes do I and others have?

A:	You are entitled to one vote for each share of MSC common stock that you held as of the record date. As of the close of business on February 5, 2016, the record date, there were 49,004,912 outstanding shares of MSC common stock.

Q:	How will our directors and executive officers vote on the proposal to approve the Merger Agreement?

A:	As of February 5, 2016, the record date, the directors and executive officers of MSC as a group owned and were entitled to vote 16,400,000 shares of the common stock of MSC, representing approximately 33.47% of the outstanding shares of MSC common stock on that date. MSC currently expects that its directors and executive officers will vote their shares in favor of the Charter Proposals, but none of MSC’s directors or executive officers has entered into any agreement obligating any of them to do so.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	Your failure to vote or abstention from voting will have the same effect as a vote against the Proposals, but will have no effect on the adjournment proposal.

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Q:	How many shares must be present to hold the MSC Special Meeting?

A:	Under Nevada law and the amended and restated bylaws of MSC, the presence in person or by proxy of a majority of the outstanding shares of MSC common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the MSC Special Meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined above) of shares of MSC common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present at the Special Meeting for purposes of determining whether a quorum exists. Votes of shareholders of record who are present at the Special Meeting in person or by proxy will be counted as present at the Special Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on all of the proposals.

Q:	If I am a beneficial owner of shares of MSC common stock, what happens if I don’t provide voting instructions? What is discretionary voting? What is a broker non-vote?

A:	Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

We expect that your broker will have discretionary authority to vote your shares on the adjournment proposal, based on this proposal being a routine matter, but not on any of the Charter Proposals, all of which are non-routine matters. Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to non-routine matters unless they have received instructions from the beneficial owner of the shares. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on any proposal but the adjournment proposal. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to all proposals but the adjournment proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the MSC common stock represented by your proxy will be voted in favor of each such proposal. Proxy cards that are returned without a signature will not be counted as present at the MSC Special Meeting and cannot be voted.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of four ways:

•	you can grant a new, valid proxy bearing a later date;
•	you can send a signed notice of revocation; or
•	if you are a holder of record, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.
•	if your shares of MSC common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of MSC, as specified in this proxy statement, no later than the beginning of the Special Meeting. If your shares are held in street name by your broker, bank or nominee, you should contact them to change your vote.

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Q:	Do I need identification to attend the MSC Special Meeting in person?

A:	Yes. Please bring proper identification, together with proof that you are a record owner of shares of MSC common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement stating or showing that you beneficially owned shares of MSC common stock on the record date.

Q:	Are MSC shareholders entitled to appraisal rights?

A:	No. The Nevada Revised Statutes, or the NRS, do not provide for appraisal rights in connection with any of the Proposals and MSC does not intend to offer you appraisal rights.

Q:	What do I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials for the MSC Special Meeting, including multiple copies of this proxy statement, proxy cards and/or voting instruction forms. This can occur if you hold your shares of MSC common stock in more than one brokerage account, if you hold shares directly as a record holder and also in street name, or otherwise through a nominee, and in certain other circumstances. If you receive more than one set of voting materials, each should be voted and/or returned separately in order to ensure that all of your shares of MSC common stock are voted.

Q:	If I am an MSC shareholder, should I send in my MSC stock certificates with my proxy card?

A:	No. Please DO NOT send your MSC stock certificates with your proxy card.

Q:	When do you expect the Merger to be completed?

A:	MSC is working to complete the Merger as quickly as possible, and expects to complete the Merger in the first quarter of 2016. However, MSC cannot assure you when or if the Merger will occur. The Merger is subject to shareholder approvals and other conditions, and it is possible that factors outside the control of both MSC and EcoArk could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the MSC Special Meeting and the completion of the Merger. MSC hopes to complete the Merger as soon as reasonably practicable following the receipt of all required approvals.

Q:	Whom should I call with questions about the Special Meeting, the Charter Proposals or the Merger?

A:	You should call Yash Puri, the Company’s chief financial officer, at (781) 497-2900 with any questions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference in this proxy statement contain “forward-looking statements.” These statements may be made directly in this proxy statement or may be incorporated in this proxy statement by reference to other documents and may include statements for periods following the Merger. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The underlying expected actions or the Company’s results of operations involve risks and uncertainties, many of which are outside the Company’s control, and any one of which, or a combination of which, could materially affect the Company’s results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements speak only as of the date on which the statements were made and the Company undertakes no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the inability to complete the Merger due to the failure to satisfy any conditions to the completion of the Merger;

•	business uncertainty and contractual restrictions during the pendency of the Merger;

•	adverse outcomes of pending or threatened litigation;

•	the failure of the Merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

•	risks that the proposed Merger disrupts current plans and operations; and

•	the possible adverse effect on our business and the price of our common stock if the Merger is not completed in a timely fashion or at all.

MSC cautions readers that forward-looking statements are not guarantees of future performance or exploration and development success, and its future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. In addition to those items set forth above, important factors that may cause MSC’s actual results to differ materially from those anticipated by the forward-looking statements include, but are not limited to, those factors described in Part I, Item 1A. “Risk Factors” included in MSC’s annual report on Form 10-K for the year ended December 31, 2014, as updated by MSC’s subsequent filings with the SEC. The risks and uncertainties identified in this proxy statement should be read in conjunction with the other information in this proxy statement and MSC’s other filings with the SEC. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement and MSC undertakes no obligation to update any forward-looking statements except as required by law.

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SPECIAL FACTORS

Description and Effects of the Merger

Pursuant to the Merger Agreement, EcoArk will merge into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). EcoArk will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and EcoArk shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and EcoArk shall become the debts, liabilities, and duties of the Surviving Corporation.

The Merger will have no effect on the market for the tradability of the shares of common stock of MSC, though the current ticker symbol for its shares is expected to be changed if and when its stockholders approve the change in its name (see Proposal 1). Additionally, the Financial Industry Regulatory Authority (“FINRA”) will also need to approve the transaction. The Merger Agreement is attached as Annex A to this proxy statement.

MSC and EcoArk expect to complete the Merger in the first quarter of 2016. However, the Merger is subject to certain approvals, including but not limited to all the Proposals, and certain other conditions. As a result, it is possible that factors outside the control of MSC and EcoArk could result in the Merger being completed at a later time, or not at all.

Background of the Merger

The following is a discussion of the Merger, including the process undertaken by the Company and the board of directors in identifying and determining whether to engage in the proposed transaction. This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

On January 29, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EcoArk, Inc., a Delaware corporation that we refer to as EcoArk. Pursuant to the Merger Agreement, EcoArk will merge with and into Magnolia Solar Acquisition Corporation, a wholly-owned Delaware subsidiary corporation of the Company created for sole purpose of effectuating this Merger (“Magnolia Solar Acquisition” or the “Merger Sub”). EcoArk will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and EcoArk shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and EcoArk shall become the debts, liabilities, and duties of the Surviving Corporation.

The Merger will have no effect on the market for the tradability of the shares of common stock of MSC, though the current ticker symbol for its shares is expected to be changed if and when its stockholders approve the change in its name (see Proposal 1). The Merger Agreement is attached as Annex A to this proxy statement.

MSC and EcoArk expect to complete the Merger in the first quarter of 2016. However, the Merger is subject to certain approvals, including but not limited to all the Charter Proposals, and certain other conditions. As a result, it is possible that factors outside the control of MSC and EcoArk could result in the Merger being completed at a later time, or not at all.

MSC’s Reasons for the Charter Proposals and the Merger, and the Recommendation of the Board of Directors

MSC believes that the Merger with EcoArk will provide access to new markets that have a potential of significant growth in the future. The Board of Directors has unanimously voted in favor of the Merger.

Accounting Treatment

MSC prepares its financial statements in accordance with GAAP. The Merger will be accounted for using the acquisition method of accounting with EcoArk treated as the acquirer of Magnolia Solar Acquisition for accounting purposes. Under the acquisition method of accounting assets acquired and liabilities assumed will be recorded as of the acquisition date, at their respective fair values and added to those of EcoArk.

Regulatory Approvals Required for the Merger

The Merger does not require the filing of a notification and report form under the Hart–Scott–Rodino Antitrust Improvements Act.

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THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants were qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by Company to EcoArk, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information affecting a representation or warranty may not have been included in this proxy statement.

In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms and conditions. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, made as of specific dates. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and:

• were not intended to be treated as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate; and

• have been qualified in the Merger Agreement by reference to certain disclosures contained in separate disclosure letters delivered by the parties to each other and in certain SEC filings made by MSC.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone as characterizations of the actual state of facts about the Company or EcoArk, but instead should be read together with the information provided elsewhere in this proxy statement and in the other documents incorporated by reference herein. For information regarding the Company, see the sections entitled “Important Information Regarding the Company” and “Where You Can Find More Information.”

The Merger

Pursuant to the Merger Agreement, EcoArk will merge into a subsidiary of the Company created for sole purpose of effectuating this Merger (the “Merger Sub”). EcoArk will be the surviving entity (the “Surviving Corporation”). As a result of the Merger, the separate corporate existence of the Merger Sub shall cease. We refer to this transaction as the Merger. Thus, upon the closing of the Merger Agreement, without limiting the generality of the foregoing, all of the property, rights, privileges, immunities, powers, and franchises of the Merger Sub and EcoArk shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Merger Sub and EcoArk shall become the debts, liabilities, and duties of the Surviving Corporation.

Prior the effective time, the articles of incorporation of MSC shall be amended in accordance with the Charter Proposals described herein, provided that such Charter Proposals are approved at the MSC Special Meeting, until amended in accordance with their terms or by applicable law.

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Closing and Effective Time of the Merger

The Closing of the Merger will take place as soon as reasonably practicable after the date on which the conditions to closing of the Merger (described in “Conditions to the Completion of the Merger” below) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), unless another date is agreed to in writing by the parties to the Merger Agreement.

At the Effective Time, which shall occur as soon as practicable after the Closing, MSC shall cause to be filed Articles of Merger with the State of Delaware.

MSC Stockholder Approval

The Company’s stockholders are not being asked to vote on the Merger Agreement as such approval is not necessary. However, approval of the Charter Proposals is a condition of closing of the Merger Agreement. For additional information regarding the Proposals to be considered at the MSC Special Meeting and the applicable vote requirements, see the sections entitled “The Special Meeting” beginning on page- 15 -and “Proposals to be Considered at the Special Meeting” beginning on page- 17 -.

Representations and Warranties

The Merger Agreement contains representations and warranties made by MSC, on the one hand, and EcoArk, on the other hand, to each other as of specific dates. The statements embodied in representations and warranties made were for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties made as of a specific date may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The representations and warranties made by the Company to EcoArk include representations and warranties relating to, among other things:

•	due organization, existence, good standing and qualification to do business of the Company and its subsidiaries;

•	the capitalization of the Company and its subsidiaries and the absence of preemptive or other similar rights, repurchase or redemption obligations or voting agreements;

•	the Company’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against the Company;

•	the absence of violations of or conflicts with the Company’s organizational documents, applicable laws, or other material contracts as a result of the execution of the Merger Agreement and consummation of the Merger;

•	the absence of required action or filings with governmental authorities other than the filing of this proxy statement, and the articles of Merger and other filings and actions taken to comply with applicable securities laws and the rules of certain governmental authorities;

•	the Company’s SEC filings and the financial statements for the period beginning January 1, 2013 included therein, including the accuracy and compliance with GAAP of such financial statements;

•	the Company’s compliance with certain securities laws, including, among other things, its disclosure controls and procedures and internal control over financial reporting;

•	affiliate and related party transactions;

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•	the absence of liabilities not disclosed in the Company’s financial statements, other than those incurred in the ordinary course of business, or otherwise disclosed to EcoArk;

•	the accuracy of the information provided by the Company for inclusion in this proxy statement;

•	the absence of a material adverse effect, any setting aside or payment of dividends or other distributions, any redemption, repurchase or other acquisition of any shares of capital stock of the Company or its subsidiaries, any material changes to the Company’s accounting principles or any sale or other transaction of any material portion of the Company’s assets, in each case since December 31, 2015;

•	the absence of legal proceedings pending or threatened against the Company;

•	compliance with applicable laws, possession of all licenses and permits necessary for the lawful conduct of the Company’s and its subsidiaries’ respective businesses and the absence of governmental orders or investigations against the Company or its subsidiaries;

•	good title and valid interests in the Company’s personal property;

•	compliance with applicable tax laws and other tax-related matters;

•	employee benefit plans;

•	the absence of a collective bargaining agreement and other labor union activities;

•	compliance with applicable environmental laws and other environmental matters;

•	material contracts and the absence of any defaults thereunder;

•	various matters related to the Company’s intellectual property and practices related thereto, including, among other things, sufficiency of rights and ownership in the Company’s intellectual property, the absence of legal claims relating to or liens on intellectual property, the Company’s use of and licenses for open source materials and the Company’s safeguarding of material trade secrets;

•	the Company’s owned and leased real property;

•	compliance with anti-corruption laws; and

•	broker’s and other advisor’s fees and commissions.

The representations and warranties made by EcoArk to the Company include representations and warranties relating to, among other things:

•	due organization, existence, good standing and qualification to do business of EcoArk and its subsidiaries;

•	the capitalization of EcoArk and its subsidiaries and the absence of preemptive or other similar rights, repurchase or redemption obligations or voting agreements;

•	EcoArk’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against EcoArk;

•	the absence of violations of or conflicts with EcoArk’s organizational documents, applicable laws, or other material contracts as a result of the execution of the Merger Agreement and consummation of the Merger;

•	the absence of required action or filings with governmental authorities other than filings and actions taken to comply with applicable securities laws and the rules of certain governmental authorities;

•	EcoArk’s financial statements for the period beginning January 1, 2013 included therein, including the accuracy and compliance with GAAP of such financial statements;

•	EcoArk’s disclosure controls and procedures and internal control over financial reporting;

•	affiliate and related party transactions;

•	the absence of liabilities not disclosed in EcoArk’s financial statements, other than those incurred in the ordinary course of business, or otherwise disclosed to EcoArk;

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•	the accuracy of the information provided by EcoArk for inclusion in this proxy statement;

•	the absence of a material adverse effect, any setting aside or payment of dividends or other distributions, any redemption, repurchase or other acquisition of any shares of capital stock of EcoArk or its subsidiaries, any material changes to EcoArk’s accounting principles or any sale or other transaction of any material portion of EcoArk’s assets, in each case since December 31, 2015;

•	the absence of legal proceedings pending or threatened against EcoArk;

•	compliance with applicable laws, possession of all licenses and permits necessary for the lawful conduct of EcoArk’s and its subsidiaries’ respective businesses and the absence of governmental orders or investigations against EcoArk or its subsidiaries;

•	good title and valid interests in EcoArk’s personal property;

•	compliance with applicable tax laws and other tax-related matters;

•	employee benefit plans;

•	the absence of a collective bargaining agreement and other labor union activities;

•	compliance with applicable environmental laws and other environmental matters;

•	material contracts and the absence of any defaults thereunder;

•	various matters related to EcoArk’s intellectual property and practices related thereto, including, among other things, sufficiency of rights and ownership in EcoArk’s intellectual property, the absence of legal claims relating to or liens on intellectual property, EcoArk’s use of and licenses for open source materials and EcoArk’s safeguarding of material trade secrets;

•	EcoArk’s owned and leased real property; and

•	compliance with anti-corruption; and

•	broker’s and other advisor’s fees and commissions.

Pre-Closing Covenants

The Merger Agreement contains certain pre-closing covenants between the parties to the Merger Agreement relating to, among other things:

•	EcoArk granting the Company or its representatives access to its offices, facilities and books and records, among other items;

•	the conducts of EcoArk’s business pending the Merger;

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•	both parties’ agreement not to solicit, encourage, negotiate or discuss with any third party any acquisition proposal relating to or affecting all or any portion of the equity interests or assets of the Company, EcoArk or any subsidiary thereof; and

•	the provision of additional information.

Conditions to the Completion of the Merger

The obligation of EcoArk to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•	the representations and warranties of the Company set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger in all material respects;

•	the Company has performed or complied in all material respects with all of its obligations under the Merger Agreement at or prior to the closing date of the Merger;

•	EcoArk shall have received a certificate signed by a senior executive officer of the Company with respect to the satisfaction of the two conditions described above;

•	EcoArk shall have received all the deliverables required to be provided by the Company by the Merger Agreement; and

•	no suit, action or proceeding by a governmental authority or third party is in effect that enjoins or prevents the consummation of the Merger.

The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•	the representations and warranties of EcoArk set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger in all material respects;

•	EcoArk has performed or complied in all material respects with all of their respective obligations under the Merger Agreement at or prior to the closing date of the Merger;

•	the Company shall have received a certificate signed by a senior executive officer of EcoArk with respect to the satisfaction of the two conditions described above;

•	the Company shall have received all the deliverables required to be provided by EcoArk by the Merger Agreement;

•	no suit, action or proceeding by a governmental authority or third party is in effect that enjoins or prevents the consummation of the Merger; and

•	there has been no event, change, or occurrence that has had, a “Material Adverse Effect” (as defined in the Merger Agreement).

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

•	by mutual consent by EcoArk and the Company;

•	By EcoArk, on the one hand, or the Company, on the other hand, in writing, without liability to the terminating party on account of such termination, if the Closing shall not have occurred on or before May 31, 2016; or

•	by either EcoArk, on the one hand, or the Company, on the other hand, without liability to the terminating party on account of such termination, if EcoArk, on the one hand, or the Company, on the other hand, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing, or (ii) materially breach(es) any of its representations, warranties or covenants contained herein and fails to cure such breach within thirty (30) days of written notice thereof from the non-breaching party.

Expenses

The Company shall pay for all costs and termination expenses incurred by itself in negotiating and preparing the Merger Agreement and in closing and carrying out the transactions contemplated by the Merger Agreement.

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THE SPECIAL MEETING

Date, Time and Place

The Special Meeting is scheduled to be held at 9 a.m., local time on February 22, 2016 at the corporate offices of the Company, located at 54 Cummings Park, Suite 316, Woburn, MA, 01801.

Purpose of the Special Meeting

The Special Meeting of the Company’s stockholders is being held:

1.	To approve an amendment to our Articles of Incorporation to effect a change in the name of our company from Magnolia Solar Corporation to EcoArk Holdings, Inc.;

2.	To approve an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of one-for-two hundred and fifty shares (1 for 250);

3.	To approve an amendment to our Articles of Incorporation to effect an increase in our the number of authorized shares of common stock, par value $0.001 per share, to 100,000,000; and

4.	To approve an amendment to our Articles of Incorporation to effect the creation of 5,000,000 shares of “blank check” preferred stock.

5.	To approve the adjournment of the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of the Charter Proposals if there are not sufficient votes at the time of such adjournment to approve the Charter Proposals, which is referred to herein as the adjournment proposal.

We refer to these five proposals as the “Proposals.”

Recommendations of the Board of Directors of the Magnolia Solar Corporation

The board of directors of the Company has determined that the Proposals are fair to, advisable and in the best interests of the Company and its stockholders.

Record Date; Stock Entitled to Vote

Only holders of record of shares of our common stock at the close of business on February 5, 2016 are entitled to notice of, and to vote at, the Special Meeting and at an adjournment of the meeting. The Company refers to this date as the record date for the Special Meeting.

As of February 5, 2016, the record date, the directors and executive officers of the Company as a group owned and were entitled to vote 16,400,000 shares of the common stock of the Company, representing approximately 33.47% of the outstanding shares of our common stock on that date. The Company currently expects that its directors and executive officers will vote their shares in favor of the Proposals, but none of the Company’s directors or executive officers have entered into any agreement obligating them to do so.

Quorum

A quorum is necessary to hold a valid Special Meeting. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting are present, in person or by proxy. If a quorum is not present at the Special Meeting, the Company expects the presiding officer to adjourn the Special Meeting in order to solicit additional proxies. Abstentions will be counted as present for purposes of determining whether a quorum is present.

Required Vote

Approval of each of the Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Abstentions, Failures to Vote and Broker Non-Votes

Your failure to vote will have the same effect as a vote against each of the Proposals. Your abstention from voting will have the same effect as a vote against each of the Proposals. A broker non-vote will have the same effect as a vote against each of the Proposals. Because none of the Proposals being voted upon at the Special Meeting are of the nature that brokers have discretionary authority to vote on, the Company does not expect any broker non-votes on any of the Proposals.

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Voting at the Special Meeting

Whether or not you plan to attend the Special Meeting, please promptly submit your voting instructions to vote your shares of common stock by proxy to ensure your shares are represented at the meeting. You may also vote in person at the Special Meeting.

Voting in Person

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares of common stock are held in street name, which means your shares of common stock are held of record by a broker, bank or nominee, and you wish to vote at the Special Meeting, you must bring to the Special Meeting a legal proxy from the record holder (your broker, bank or nominee) of the shares of common stock authorizing you to vote at the Special Meeting.

Voting by Proxy

You should submit your voting instructions to vote your shares of common stock by proxy even if you plan to attend the Special Meeting. You can always change your vote at the Special Meeting.

Your enclosed proxy card includes specific instructions for submitting your voting instructions for your shares of common stock. When the accompanying proxy is returned properly executed, the shares of common stock represented by it will be voted at the Special Meeting or any adjournment thereof in accordance with the instructions contained in the proxy.

If you return your signed proxy card without indicating how you want your shares of common stock to be voted with regard to a particular Proposal, your shares of common stock will be voted in favor of each such Proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

If your shares of common stock are held in an account with a broker, bank or other nominee, you have received a separate voting instruction card in lieu of a proxy card and you must follow those instructions in order to submit your voting instructions.

Revocation of Proxies or Voting Instructions

You have the power to revoke your proxy at any time before your proxy is voted at the Special Meeting. You can revoke your proxy or voting instructions in one of four ways:

•	you can grant a new, valid proxy bearing a later date;

•	you can send a signed notice of revocation;

•	if you are a holder of record of our common stock on the record date for the Special Meeting, you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given; or

•	if your shares of our common stock are held in an account with a broker, bank or other nominee, you must follow the instructions on the voting instruction card you received in order to change or revoke your instructions.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the Company’s Secretary at 54 Cummings Park, Suite 316, Woburn, MA, 01801 no later than the beginning of the Meeting.

Solicitation of Proxies

The cost of proxy solicitation for the Special Meeting will be borne by the Company. This proxy solicitation is being made by the Company on behalf of the Company’s board of directors. In addition to the use of the mail, proxies may be solicited by executive officers and directors and regular employees of the Company, without additional remuneration, by personal interview, facsimile or otherwise.

Adjournments and Postponements

Only stockholders of record at the close of business on February 5, 2016 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Whether or not you expect to attend the Special Meeting, we encourage you to vote your shares as soon as possible. Please sign, date and mail the included proxy card in the envelope provided. It is important that your shares be represented at the Special Meeting, whether your holdings are large or small.

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PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

The following Proposals will be considered and voted upon at the Special Meeting:

•         The Change in the Company’s Name (Item 1 on the Proxy Card)

•         Approval of a Reverse Stock Split (Item 2 on the Proxy Card)

•         The Increase in the Company’s Authorized Common Stock (Item 3 on the Proxy Card)

•         The Creation of Blank Check Preferred Stock (Item 4 on the Proxy Card)

•         The Adjournment (Item 5 on the Proxy Card)

Each Proposal is described in greater detail below.

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PROPOSAL NO. 1

THE CHANGE IN THE COMPANY’S NAME

The Company intends to change its name to EcoArk Holdings, Inc. (the “Name Change”) by filing an amendment to its Articles of Incorporation (the “Articles”) with the Nevada Secretary of State. The Board of Directors of the Company has approved the Name Change and is presently seeking stockholder approval thereof.

The Board of Directors believes the Name Change will be in our best interests as the new name better reflects our long-term strategy and identity in that we have entered into the Merger Agreement. While the “Magnolia Solar Corporation” name has served us over time, our management believes this opportunity presented the right timing to change our name. Our management also believes that the new name effectively conveys our business direction.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock are not entitled to dissenter’s rights of appraisal rights with respect to the Name Change.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Articles. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Name Change.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE NAME CHANGE.

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PROPOSAL NO. 2:

APPROVAL OF A REVERSE STOCK SPLIT

Shareholders are being asked to approve, subject to final action of the Board of Directors, a proposed amendment of our Articles of Incorporation under which the Company will effect a 1-for-250 Reverse Stock Split (the “Reverse Split”) of the issued and outstanding shares of Common Stock of the Company, such that shareholders of record who hold fewer than 250 shares will have such shares cancelled and converted into the right to receive $0.03 for each share of stock held of record prior to the Reverse Stock Split. The text of the proposed amendment to effect the Reverse Split is set forth in the form of the proposed Certificate of Amendment to the Articles of Incorporation attached to this proxy statement as Exhibit A.

The Reverse Split is intended to take effect, subject to Shareholder approval and subsequent final action by our Board of Directors, on the date the Company files the proposed Articles of Amendment with the Secretary of State of the State of Nevada, or on any later date that the Company may specify in such Articles of Amendment. Our Board of Directors has retained authority to determine whether and when to file the proposed Articles of Amendment to effect the Reverse Split, notwithstanding the authorization of the Reverse Split by our shareholders. We presently anticipate that the effect time of the Reverse Split will occur on or around February 23, 2016, subject to shareholder approval and final action by the Board of Directors.

Following the effective date of the Reverse Split, transmittal materials will be sent to those shareholders entitled to cash payment that will describe how to turn in their stock certificates and receive the cash payments. Those shareholders entitled to a cash payment should not turn in their stock certificates at this time.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock are not entitled to dissenter’s rights of appraisal rights with respect to the Reverse Split.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the Reverse Split. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Reverse Split.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE REVERSE SPLIT.

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PROPOSAL NO. 3:

THE INCREASE IN THE COMPANY’S AUTHORIZED COMMON STOCK

The Company intends to increase its authorized shares of capital stock to provide for 100,000,000 shares of common stock (the “Common Stock Increase”) by filing an amendment to its Articles with the Nevada Secretary of State. The Board of Directors of the Company has approved the Common Stock Increase and is presently seeking stockholder approval thereof.

Outstanding Shares and Purpose of the Amendment

Prior to the Common Stock Increase, our Articles authorized us to issue 75,000,000 shares of common stock, par value $0.001 per share.

The Board of Directors believes that the Common Stock Increase is necessary in order to permit us to issue shares of common stock.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the issuance of additional shares of common stock (other than by way of a stock split or dividend) will have the effect of diluting the voting rights of existing stockholders.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock are not entitled to dissenter’s rights of appraisal rights with respect to the Common Stock Increase.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Articles of Incorporation. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Common Stock Increase.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE COMMON STOCK INCREASE.

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PROPOSAL NO. 4:

THE CREATION OF BLANK CHECK PREFERRED STOCK

The Board has adopted resolutions approving an amendment to the Articles to provide for 5,000,000 shares of “blank check preferred” stock by filing Articles of Amendment with the Nevada Secretary of State.

Outstanding Shares and Purpose of the Amendment

Our Articles do not currently authorize us to designate and issue shares of preferred stock.

The Board of Directors believes that the creation of a preferred class of stock will provide us with greater flexibility with respect to our capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Capital Stock

The addition of shares of preferred stock will potentially have different rights as the presently authorized common stock shares, including the right accrued dividends, if any, and a different voting structure. The Board will be authorized, from time to time, to designate classes of preferred stock with various rights and preferences.

At present, the Board has no plans to issue the preferred shares other than to enable us to close the Merger Agreement. However, it is possible that some of these preferred shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the preferred shares that will become available to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the Board’s approval was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the creation of a preferred class of stock could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights of appraisal rights with respect to the Subsequent Increase.

Number of Votes Required

The affirmative vote of a majority of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Articles of Incorporation. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE CREATION OF A CLASS OF “BLANK CHECK” PREFERRED STOCK.

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PROPOSAL NO. 5

THE ADJOURNMENT

Shareholders are being asked to vote on whether or not to adjourn the MSC Special Meeting, if necessary or appropriate, in the view of the MSC board of directors, to solicit additional proxies in favor of any one or more of the Charter Proposals if there are not sufficient votes at the time the Special Meeting is held to approve any of the Charter Proposals.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights of appraisal rights with respect to the Adjournment.

Number of Votes Required

The affirmative vote of a majority of all shares present at the special meeting shall be required for approval of the proposed adjournment, if necessary.

 THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT.

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IMPORTANT INFORMATION REGARDING THE COMPANY

Business

Magnolia Solar Corporation, through its wholly-owned subsidiary, Magnolia Solar, Inc., is principally engaged in the development and commercialization of its nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. This technology has the potential to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to possibly further increase the solar cell's performance. If these goals are met, there is the potential of significantly reducing the cost per watt.

Our research and development effort is located at the Albany Nanotech Center of the College of Nanoscale Science and Engineering (CNSE) in Albany. We are also part of the Photovoltaic Manufacturing Initiative (PVMI) funded by the U.S. Department of Energy under the Sun Shot program. In addition, State of New York and the New York State Energy Research and Development Agency (NYSERDA) have invested approximately $100 million to build a new facility for the Photovoltaic Manufacturing Initiative next generation Copper Indium Selenide (CIGS) based manufacturing process development. Due to our membership in PVMI, we also have access for our research and development activity to the CNSE’s Solar Energy Development Center in Halfmoon, New York. This is a 100 kilowatt prototyping facility which we believe is ideal for our development effort. We believe that our use of this facility for development presently eliminates the capital needed to develop a dedicated facility to refine, evaluate, and finalize our technology program.

We are a development stage company and to date have not generated material revenues or earnings as a result of our activities.

Executive Officers and Directors of the Company

Dr. Ashok K. Sood, President, Chief Executive Officer and Director

Dr. Ashok Sood is President, Chief Executive Officer and as a Director of Magnolia Solar since its inception. Prior to joining Magnolia Solar, Dr. Sood had over 35-years’ experience in developing and managing solar cells, optical, and optoelectronics technology and products for a start-up company and several major corporations, including Lockheed-Martin, BAE Systems, Loral, Honeywell, and Mobil-Tyco Solar Energy Corporation ( Joint Venture between Mobil Oil and Tyco). Dr. Sood was instrumental in development and managed optical and optoelectronics technology/ Programs.

Recently, Dr. Sood has managed the development of new technologies for anti-reflective coatings for solar cells and defense applications. He has also been actively engaged in working with several solar cell technologies that broaden the solar spectrum absorption and improve both voltage and current output of the cells to enhance their efficiency. Previously, he has been leading design and development of optoelectronics devices using CdS, CdTe, HgCdTe, GaN, AlGaN, InGaN and ZnO for various defense applications, solar cells for space, and commercial applications. Dr. Sood has led many efforts resulting in DoD/NASA programs developing the technology / products and supporting their transition to manufacturing. He also led various industry and university teams bridging centers of excellence across the United States with industry led programs.

Since joining Magnolia, Dr. Sood has focused his efforts on using nanotechnology for developing high performance thin film detectors and solar cells. His understanding of technology and funding opportunities is an asset to Magnolia Solar.

Dr. Sood received his Ph.D. and M.S. in Engineering from the University of Pennsylvania and has an M.S. and a B.S. in Physics (Honors) from Delhi University in India. At the University of Pennsylvania, he attended Physics courses given by two Nobel Laureates. His Ph.D. dissertation was on the study of optoelectronic properties of PbS/CdS for detector and laser applications in the visible to near infrared spectral bands. Dr. Sood has also taken several management courses and also attended professional development programs organized by the Wharton School at the University of Pennsylvania.

Dr. Sood is a member of IEEE and the SPIE. He has chaired sessions on optical and nanotechnology at conferences of those organizations. He has also been on several expert panels for future direction of Thin Film solar cells. As a co-founder of Magnolia Solar, and expert in the thin-film solar area, Dr. Sood’s experience and qualifications are essential to the Board of Directors.

As a founder of our subsidiary, Magnolia Solar, and expert in the thin-film solar area, Mr. Sood’s experience and qualifications are essential to the Board of Directors.

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Dr. Yash R. Puri, Executive Vice President, Chief Financial Officer, and Director

Dr. Yash R. Puri was appointed our Executive Vice President, Chief Financial Officer and as a Director on December 31, 2009.  He brings many years of photovoltaic technology and applications experience both in the private sector and in the academia. Dr. Puri brings experience in startup environment and growth management to the Magnolia team.

Previously from 1997 until 1999 Dr. Puri was VP of Finance for GT Equipment Technologies, Inc., (presently known as GT Advanced Technologies, Inc., NASDAQ: GTAT), equipment manufacturer serving the semiconductor and the photovoltaic industries. He helped this high technology startup, formed in 1994, to grow to revenue of about $20 million. The company won many rewards and much recognition; it was a New England finalist in the Ernst & Young Entrepreneur of the Year award. In this position, he was actively involved in running a high-technology business, and he successfully negotiated a $3.5 million line of credit with a major bank, established an audit relationship with one of the big-five accounting firms, established a foreign sales corporation, implemented a R&D credit program to reduce tax liabilities, and established company-wide management software to integrate manufacturing and financial operations. Near the end of his term there, he also successfully negotiated the company’s first subordinated debt issue.

Dr. Puri is also a Professor of Finance and Chairman of the Finance Department at the University of Massachusetts. Dr. Puri was Principal Investigator of a photovoltaic commercialization project as well as several other grants, and has been a director of a technology commercialization program for engineering students, Chairman of the Management and Finance Department, and acting Associate Dean. In these positions, he successfully managed several externally funded projects and developed many years of experience in technology and growth management.

Dr. Puri holds a B.S. in Physics, a M.S. in Solid State Physics, and a M.B.A. from the University of Delhi. He also holds a M.B.A. in Finance and a D.B.A. in International Business from Indiana University, Bloomington. He has published many papers and has made numerous conference presentations.

As a founder of our subsidiary, Magnolia Solar, and many years of financial expertise in the photovoltaic industry, Mr. Puri’s experience and qualifications are essential to the Board of Directors.

Legal Proceedings

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Market for Common Equity and Related Stockholder Matters

Our common stock was quoted on the over the counter market from September 5, 2008 through February 5, 2010 under the symbol MBSV.OB. Since February 6, 2010, our common stock has been listed on the over the counter market under the symbol MGLT. Prior to February 8, 2010, there was no active market for our common stock.

Certain Relationships and Related Transactions

The Company has entered into a 10-year, renewable, exclusive license with Magnolia Optical Technologies, Inc. (“Magnolia Optical”) on April 30, 2008 for the exclusive rights of the technology related to the application of Optical’s solar cell technology. Magnolia Optical shares common ownership with the Company.

The Company is amortizing the license fee of $356,500 over the 120 month term of the Agreement. Accumulated amortization as of September 30, 2015 and December 31, 2014 was $264,405 and $237,667, respectively. Amortization expense for each of the nine months ended September 30, 2015 and 2014 was $26,738, respectively. The Company’s management has determined that the fair value of the license exceeds the book value and thus no further impairment or amortization is necessary as of September 30, 2015 or December 31, 2014.

24

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of January 29, 2016 there were 49,004,912 shares of our common stock issued and outstanding held by 154 stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles. Our Articles do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have issued and have outstanding warrants to purchase 3,785,300 shares of our common stock at an exercise prices ranging from $0.10 to $0.50 per share.

Options

We have issued and have outstanding options to purchase 3,450,000 shares of our common stock at an exercise price of $0.05 per share.

Convertible Securities

We have issued and have outstanding securities convertible into 9,600,000 shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

The Nevada Revised Statutes (the “NRS”) sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were approximately 49,004,912 shares of our common stock outstanding.   The following table sets forth certain information regarding our common stock, beneficially owned as of the Record Date, by each person known to us to beneficially own more than 5% of our common stock, each executive officer and director, and all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options, warrants or other securities that are exercisable, exchangeable or convertible within 60 days after the Record Date are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Dr. Ashok K. Sood President, Chief Executive Officer and Director	8,300,000	(1)	16.94%

Dr. Yash R. Puri Executive Vice President, Chief Financial Officer and Director	8,100,000		16.53%

Alan Donenfeld Paragon Capital Advisors LLC 110 East 59th Street, 22nd fl New York, NY 10022	6,060,639	(2)	12.37%

Larry Butz Daybreak Special Situations Fund Ltd. 143 E. Main St Suite 150 Lake Zurich, IL 60047	8,691,201	(3)	17.74%

Marilyn Phillips Debt Opportunity LLLP 20711 Sterlington Drive Land O' Lakes, FL 34638	5,023,175	(4)	9.99%

All executive officers and directors as a group (two persons)	36,175,015		71.94%

Data based on 49,004,912 shares of our common stock issued and outstanding as of the Record Date.

(1)	Includes 200,000 shares of common stock held in the name of Mr. Sood’s minor child.

(2)	Mr. Donenfeld has sole voting and dispositive power over 2,000 shares of our common stock. In addition, Mr. Donenfeld has sole voting and dispositive power over 6,058,639 shares of our common stock as managing member of Paragon Capital Advisors LLC, the general partner of Paragon Capital LP (“Paragon Capital”). Subject to certain exceptions, we are prohibited from effecting an exercise of warrants and convertible notes to the extent that, as a result of the exercise and conversion, the holder of such shares beneficially owns more than 9.99% in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise and conversion. The number of shares and the percentage, as the case may be, in this column is reflective of this ownership limitation and accordingly 3,500,000 shares of our common stock issuable upon exercise of warrants and conversion of convertible notes held by Paragon Capital have been excluded. In the event, this ownership limitation were not in effect, Mr. Donenfeld would beneficially own 18.2% of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrants and conversion of convertible notes.

(3)	Mr. Butz has sole voting and dispositive power over 36,000 shares of our common stock. In addition, Mr. Butz has sole voting and dispositive power over 8,655,201 shares of our common stock as managing partner of Daybreak Capital Management LLC, the investment advisor to Daybreak Special Situations Master Fund, Ltd (“Daybreak Fund”). Subject to certain exceptions, we are prohibited from effecting an exercise of warrants and convertible notes to the extent that, as a result of the exercise and conversion, the holder of such shares beneficially owns more than 14.9% in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise and conversion. The number of shares and the percentage, as the case may be, in this column is reflective of this ownership limitation and accordingly 5,000,000 shares of our common stock issuable upon exercise of warrants and conversion of convertible notes held by Daybreak Fund have been excluded. In the event, this ownership limitation were not in effect, Mr. Butz would beneficially own 25.4% of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrants and conversion of convertible notes.

(4)	Ms. Phillips has shared voting and dispositive power over 5,023,175 shares of our common stock (including 1,277,116 shares of our common stock underlying warrants and convertible notes) as managing member of Debt Opportunity Fund LLLP (“Debt Opportunity”). Subject to certain exceptions, we are prohibited from effecting an exercise of the warrants and convertible notes to the extent that, as a result of the exercise and conversion, the holder of such shares beneficially owns more than 9.9% in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise and conversion. The number of shares and the percentage, as the case may be, in this column is reflective of this ownership limitation and accordingly 722,884 shares of our common stock issuable upon exercise of warrants and conversion of convertible notes held by Daybreak Fund have been excluded. In the event, this ownership limitation were not in effect, Ms. Phillips would beneficially own 11.3% of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrants and conversion of convertible notes.

Financial Statements

For information regarding our most recent financial information and statements, which are herein incorporated by reference and are attached as Annexes B and C hereto, you are urged to review the Company’s most recent Quarterly Report on Form 10-Q (for the quarter ended September 30, 2015), and the Company’s Annual Report on Form 10-K (for the year ended December 31, 2014), both filed with the Securities and Exchange Commission (“SEC”).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Overview

We are a development stage company focused on developing and commercializing thin film solar cell technologies that employ nanostructured materials and designs. We are pioneering the development of thin film, high efficiency solar cells for applications such as power generation for electrical grids as well as for local applications, including lighting, heating, traffic control, irrigation, water distillation, and other residential, agricultural and commercial uses.

We intend to become a highly competitive, low cost provider of terrestrial photovoltaic cells for both civilian and military applications. These cells will be based on low cost substrates such as glass and flexible substrates such as stainless steel. Our primary goal is to introduce a product which offers significant cost savings per watt over traditional silicon based solar cells. To date, we have not generated material revenues or earnings as a result of our activities.

Results of Operations

Our revenues are derived from research and development grants and contracts awarded to the Company by government and private sector.

Three Months Ended September 30, 2015 Compared to Three Months Ended September 30, 2014

Revenues

Currently we are in our development stage and have recorded no revenue for the three months ended September 30, 2015 compared to $68,578 of revenue for the three months ended September 30, 2014, a decrease of $68,578 or 100.00%. We anticipate emerging from the development stage in fiscal 2016. The revenue recorded is from research and development grants or contracts to develop solar cells using Magnolia’s technology.

Cost of Revenues

Cost of revenues for the three months ended September 30, 2015 were $0 as compared to $44,712 for the three months ended September 30, 2014, representing a decrease of $44,712, or 100.00%. Cost of revenues were comprised of direct labor, direct travel, materials, and subcontracts for the solar cell development. The decrease in cost of revenues for this period was as a result of the Company generating no revenue.

Operating Expenses

Indirect and Administrative Labor

Indirect and administrative labor expense for the three months ended September 30, 2015 was $32,545 as compared to $44,772 for the three months ended September 30, 2014, a decrease of $12,227 or 27.31%. Indirect labor and benefits were comprised of wages for the administrative staff, payroll taxes, health insurance, disability insurance, indirect travel, other administrative expenses, provision for vacation time, and stock compensation expense. The decrease in indirect and administrative expenses for this period was primarily attributable to a decrease in indirect labor and travel costs.

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Professional Fees

Professional fees for the three months ended September 30, 2015 were $51,896 as compared to $32,912 for the three months ended September 30, 2014, representing an increase of $18,984, or 57.68%. Professional fees were comprised of accounting, business services, public relations, audit, and legal fees. The increase in professional fees for this period was attributable primarily to an increase in general legal counsel costs incurred.

Depreciation and Amortization Expense

Depreciation and amortization expense for the three months ended September 30, 2015 were $8,991 as compared to $8,991 for the three months ended September 30, 2014, representing no increase or decrease. Depreciation and amortization expense was comprised of amortization of the license fee paid for the technology license, amortization of the debt issue, and depreciation on the property and equipment.

General and Administrative

General and administrative expense for the three months ended September 30, 2015 was $8,758 as compared to $11,769 for the three months ended September 30, 2014, a decrease of $3,011 or 25.58%. General and administrative expense was comprised of expenses for office lease, computer, office supplies, dues and subscriptions, worker’s compensation, disability insurance, printing, telephone, business meals, repairs and maintenance, public relations, advertising, state taxes, business gifts and other miscellaneous items. The decrease in general and administrative expense for this period was attributable to general cost cuts.

Interest Expense

Interest expense for the three months ended September 30, 2015 was $59,994 as compared to $59,999 for the three months ended September 30, 2014. Interest expense was comprised of interest incurred on outstanding long-term debt.

Net Loss

Our net loss for the three months ended September 30, 2015 was $162,183, as compared to $134,577 for the three months ended September 30, 2014, representing a decrease of $27,606, or 20.51%.

Nine Months Ended September 30, 2015 Compared to Nine Months Ended September 30, 2014

Revenues

Currently we are in our development stage and have recorded $150,571 of revenue for the nine months ended September 30, 2015 compared to $150,256 of revenue for the nine months ended September 30, 2014, an increase of $315 or 0.21%. We anticipate emerging from the development stage in fiscal 2016. The revenue recorded is from research and development grants or contracts to develop solar cells using Magnolia’s technology.

Cost of Revenues

Cost of revenues for the nine months ended September 30, 2015 were $102,069 as compared to $92,034 for the nine months ended September 30, 2014, representing an increase of $10,035, or 10.90%. Cost of revenues were comprised of direct labor, direct travel, materials, and subcontracts for the solar cell development. The increase in cost of revenues for this period was attributable to an increase in subcontractor costs due to work on some additional contracts.

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Operating Expenses

Indirect and Administrative Labor

Indirect and administrative labor expense for the nine months ended September 30, 2015 was $122,417 as compared to $152,605 for the nine months ended September 30, 2014, a decrease of $30,188 or 19.78%. Indirect labor and benefits were comprised of wages for the administrative staff, payroll taxes, health insurance, disability insurance, indirect travel, other administrative expenses, provision for vacation time, and stock compensation expense. The decrease in indirect and administrative expenses for this period was primarily attributable to a decrease in indirect labor and travel costs.

Professional Fees

Professional fees for the nine months ended September 30, 2015 were $116,382 as compared to $96,302 for the nine months ended September 30, 2014, representing an increase of $20,080, or 20.85%. Professional fees were comprised of accounting, business services, public relations, audit, and legal fees. The increase in professional fees for this period was attributable primarily to an increase in general legal counsel costs incurred.

Depreciation and Amortization Expense

Depreciation and amortization expense for the nine months ended September 30, 2015 were $26,972 as compared to $26,972 for the nine months ended September 30, 2014, representing no increase or decrease. Depreciation and amortization expense was comprised of amortization of the license fee paid for the technology license, amortization of the debt issue, and depreciation on the property and equipment.

General and Administrative

General and administrative expense for the nine months ended September 30, 2015 was $27,182 as compared to $34,513 for the nine months ended September 30, 2014, a decrease of $7,331 or 21.24%. General and administrative expense was comprised of expenses for office lease, computer, office supplies, dues and subscriptions, worker’s compensation, disability insurance, printing, telephone, business meals, repairs and maintenance, public relations, advertising, state taxes, business gifts and other miscellaneous items. The decrease in general and administrative expense for this period was attributable to general costs cuts.

Interest Expense

Interest expense for the nine months ended September 30, 2015 was $179,990 as compared to $179,982 for the nine months ended September 30, 2014. Interest expense was comprised of interest incurred on outstanding long-term debt.

Net Loss

Our net loss for the nine months ended September 30, 2015 was $424,441, as compared to $432,152 for the nine months ended September 30, 2014, representing a decrease of $7,711, or 1.78%.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

To date we have financed our operations through internally government grants, the sale of our common stock and the issuance of debt.

At September 30, 2015 and December 31, 2014 we had cash of $75,444 and $25,127, respectively, and working capital deficit of $2,960,922 and $2,766,811, respectively. The decrease in working capital was due to decrease in accounts receivable and increase in current liabilities. The opinion of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2014 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising capital from financing transactions.

Net cash provided by operating activities was $50,317 for the nine months ended September 30, 2015, as compared to net cash used in operating activities of $84,155 for the nine months ended September 30, 2014. The increase in net cash provided by operating activities was attributable to a decrease in the operating losses offset by a decrease in accounts receivable and an increase in accounts payable.

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There were no investing activities for the nine months ended September 30, 2015 or September 30, 2014. There was no cash used in investing activities because we did not add to plant and equipment.

There were no investing activities for the nine months ended September 30, 2015 or September 30, 2014. There were no capital raising transactions during the reporting period.

Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. In addition, we have $2,400,000 of original issue discount senior secured convertible notes that matured on December 31, 2014 and became past due. Such indebtedness is secured by substantially all of our assets. We are attempting to negotiate with such holders of the notes an extension of the maturity date or an agreement to convert the debt into equity. There can be no assurances that we will be successful in reaching satisfactory agreements with holders of the notes or that we will reach agreement at all. Furthermore, our ultimate success depends upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. If holders of the notes call a default on our indebtedness, then holders of the notes may foreclose on the debt and seize our assets which may force us to suspend or cease operations altogether.

We will need to raise additional funds in the future so that we can expand our operations and repay our indebtedness due under the original issue senior secured notes. Therefore our continuation as a going concern is dependent on our ability to obtain necessary equity funding to continue operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, government grants or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our development plans and possibly cease our operations altogether.

Off-Balance Sheet Arrangements

Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

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MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers, and other nominee record holders may be participating in the practice of “house holding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to Magnolia Solar Corporation., Attn: Corporate Secretary Magnolia Solar Corporation, Attn: Corporate Secretary, 54 Cummings Park, Suite 316, Woburn, MA 01801, we will provide copies of these materials.

OTHER MATTERS

The Board of Directors does not intend to present to the Special Meeting any business other than the item stated in the “Notice of Special Meeting of Stockholders” and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the Investors page of our corporate website at www.magnoliasolar.com. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered, may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Magnolia Solar Corporation, Attn: Corporate Secretary, 54 Cummings Park, Suite 316, Woburn, MA 01801. Such information is also available under the Investors section of our website and from the SEC through the SEC website at the address provided above.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF THE COMPANY’S COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Dr. Ashok K. Sood
Dr. Ashok K. Sood
President and Chief Executive Officer

January 29, 2016

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MAGNOLIA SOLAR CORPORATION

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Magnolia Solar Corporation (the “Company”) hereby revokes all previously granted proxies and appoints Dr. Yash R. Puri as his, her or its attorneys, agents and proxies, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as the undersigned has designated, all the shares of common stock of the undersigned at the Special Meeting of stockholders of the Company (the “Meeting”) to be held at the offices of the Company, 54 Cummings Park, Suite 316, Woburn, MA, 01801, at __:00 a.m., local time on _________ __, 2016, and at any and all postponements or adjournments thereof.

1.	Approval of the Name Change

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval of the Reverse Split

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the Increase in Authorized Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of the Creation of “Blank Check” Preferred Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Adjournment

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS.

This Proxy revokes any proxy to vote such shares at the Special Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the Special Meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and the Proxy Statement which accompanies the notice.

DATED: __________, 2016
(Name)

(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO _____________________ AT ____________________________.

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CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to Sections 78.385 and 78.390 – After Issuance of Stock)

1.	The Name of the Corporation is ECOARK HOLDINGS, INC. (the “Corporation”).

2.	The Articles of Incorporation (the “Articles”) have been amended as follows:

Article 4 is hereby amended to increase the number of authorized shares of capital stock to 105,000,000, consisting of 100,000,000 shares of common stock , par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Article 4 shall also be amended by adding the following section to the end of such Article, subject to compliance with applicable law:

Effective at the date this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), each Two Hundred Fifty (250) shares of voting Common Stock issued and outstanding immediately prior to the Effective Date shall be converted and combined into one (1) share of the Corporation's voting Common Stock, with any fractional interest rounded up to the nearest whole share.

ECOARK HOLDINGS, INC.

Dr. Ashok K. Sood Chief Executive Officer

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